CONSENT OF COUNSEL

I hereby consent both to the reference to my name under the heading "Legal Opinions" in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registation Statement on Form N-1A for The Park Avenue Portfolio and to the filing of this consent as an exhibit to said Amendment.


                                             /s/ Richard T. Potter, Jr.
                                             --------------------------
                                             Richard T. Potter, Jr.
                                             Counsel

New York, New York
April 28, 1998